                                   EXHIBIT 12

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
                               DIVIDENDS COMBINED

                                                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                             (THOUSANDS OF DOLLARS)
                                  ---------------------------------------------------------------------
                                  FOR THE
                                  9 MONTHS
                                   ENDED
                                   MARCH                  FOR THE YEARS ENDED JUNE
                                             ----------------------------------------------------------
                                    2001         2000        1999        1998        1997        1996
                                  ---------   ----------  -----------  ---------   ---------   --------
Earnings before income taxes
and member refunds ............   $ (1,206)    $ 13,015    $ 23,200    $ 30,184    $ 13,226    $ 17,531

Fixed charges - Interest ......     60,794       71,580      62,369      61,395      58,016      58,450
              - Rentals .......      3,954        5,272       4,768       4,131       3,434       2,828
                                  --------     --------    --------    --------    --------    --------
Total fixed charges ...........     64,748       76,852      67,137      65,526      61,450      61,278
                                  --------     --------    --------    --------    --------    --------
Adjusted net earnings .........   $ 63,542     $ 89,867    $ 90,337    $ 95,710    $ 74,676    $ 78,809
                                  ========     ========    ========    ========    ========    ========
Ratio of adjusted net earnings
to total fixed charges ........      (a)            1.2         1.3         1.5         1.2         1.3
                                  ========     ========    ========    ========    ========    ========
Deficiency of adjusted net
earnings to total fixed charges   $ (1,206)         N/D         N/D         N/D         N/D         N/D
                                  ========     ========    ========    ========    ========    ========

Fixed charges and preferred
 dividends combined: Preferred
  dividend factor:
   Preferred dividend
   requirements ...............   $  1,429     $  3,060    $  3,287    $  3,522    $  4,115    $  4,255
   Ratio of pre-tax earnings to
   after-tax earnings* ........      274.4%        47.3%       55.8%       53.0%       64.3%       50.5%
   Preferred dividend factor on
   pre-tax basis ..............        521        6,469       5,891       6,645       6,400       8,426

Total fixed charges (above) ...     64,748       76,852      67,137      65,526      61,450      61,278
                                  --------     --------    --------    --------    --------    --------
Fixed charges and preferred
dividends combined ............   $ 65,269     $ 83,321    $ 73,028    $ 72,171    $ 67,850    $ 69,704
                                  ========     ========    ========    ========    ========    ========
Ratio of adjusted net earnings
to fixed charges and preferred
dividends combined** ..........      (b)            1.1         1.2         1.3         1.1         1.1
                                  ========     ========    ========    ========    ========    ========
Deficiency of adjusted net
earnings to fixed charges
and preferred dividends
combined ......................   $ (1,727)         N/D         N/D         N/D         N/D         N/D
                                  ========     ========    ========    ========    ========    ========

* Represents after-tax earnings (loss) from continuing operations divided by pre-tax earnings (loss) from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.
(a)      Adjusted net earnings are inadeequate to cover total fixed charges.
(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.

         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
                               DIVIDENDS COMBINED

                                                                          AGWAY INC. (PARENT)
                                                                         (THOUSANDS OF DOLLARS)
                                                -------------------------------------------------------------------------
                                                  FOR THE
                                                  9 MONTHS
                                                   ENDED
                                                   MARCH                   FOR THE YEARS ENDED JUNE
                                                             ------------------------------------------------------------
                                                   2001        2000          1999         1998        1997        1996
                                                -----------  ---------    ---------    ---------    ---------   ---------
Earnings before income taxes
and member refunds ..............                $(12,270)    $  1,993     $ 14,077    $ 20,243     $ (2,541)    $ 19,323

Fixed charges   - Interest.......                  17,325       18,085       13,660       8,575       10,626        9,723
                - Rentals .......                   2,395        3,193        3,017       2,604        2,135        1,614
                                                 --------     --------     --------    --------     --------     --------
Total fixed charges .............                  19,720       21,278       16,677      11,179       12,761       11,337
                                                 --------     --------     --------    --------     --------     --------
Adjusted net earnings ...........                $  7,450     $ 23,271     $ 30,754    $ 31,422     $ 10,220     $ 30,660
                                                 ========     ========     ========    ========     ========     ========
Ratio of adjusted net earnings
to total fixed charges ..........                   (a)            1.1          1.8         2.8          (a)          2.7
                                                 ========     ========     ========    ========     ========     ========
Deficiency of adjusted net
earnings to total fixed charges .                $(12,270)         N/D          N/D         N/D     $ (2,541)         N/D
                                                 ========     ========     ========    ========     ========     ========
Fixed charges and preferred
  dividends combined: Preferred
   dividend factor:
   Preferred dividend
   requirements         .........                $  1,429     $  3,060     $  3,287    $  3,522     $  4,115     $  4,255
   Ratio of pre-tax earnings to
   after-tax earnings* ..........                    46.2%       (12.0%)      143.2%      124.6%      (215.2%)       95.8%
   Preferred dividend factor on .
   pre-tax basis ................                   3,093      (25,500)       2,295       2,826       (1,913)       4,441

Total fixed charges (above) .....                  19,720       21,278       16,677      11,179       12,761       11,337
                                                 --------     --------     --------    --------     --------     --------
Fixed charges and preferred
dividends combined ..............                $ 22,813     $ (4,222)    $ 18,972    $ 14,005     $ 10,848     $ 15,778
                                                 ========     ========     ========    ========     ========     ========
Ratio of adjusted net earnings
to fixed charges and preferred
dividends combined** ............                  (b)             5.5          2.0         2.2        (b)          1.9
                                                 ========     ========     ========    ========     ========     ========

Deficiency of adjusted net
earnings to fixed charges
and preferred dividends
combined ........................                $(15,363)         N/D          N/D         N/D     $   (628)         N/D
                                                 ========     ========     ========    ========     ========     ========

* Represents after-tax net earnings (loss) from continuing operations divided by pre-tax earnings (loss) from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.
(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.